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                                                           EXHIBIT (10)(iii)(A)2

                            LUCENT TECHNOLOGIES INC.
              DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                              Adopted April 3, 1996
                        and Amended on November 20, 1996

1.  Eligibility

         Each member of the Board of Directors ("Board") of Lucent Technologies Inc. ("Company") who is not an employee of the Company, or of any of its subsidiaries or of any controlling affiliate and its subsidiaries (including AT&T Corp., a New York Corporation ("AT&T"), and its subsidiaries during the period when they are affiliated with the Company), is eligible to participate in a Deferred Compensation Plan for Non-Employee Directors ("Plan").

         Notwithstanding the foregoing, or anything to the contrary contained elsewhere in the Plan, the account under the AT&T Corp. Deferred Compensation Plan for Non-Employee Directors ("Assumed Account") of any Director who, prior to the date of adoption of this plan, was a Non-Employee Director of AT&T, which account is assumed by the Company pursuant to the Employee Benefits Agreement between AT&T and the Company dated as of February 1, 1996 (the "Employee Benefits Agreement") shall continue to accrue dividends on any Company Shares portion as provided in this Plan and to accrue interest on any Cash portion notwithstanding that such Director is ineligible to or does not otherwise participate in this Plan.


2.  Participation

         (a) Prior to the beginning of any calendar year, or, in the case of newly elected Directors, within 30 days of such election, each eligible Director may elect to participate in the Plan by directing that all or any part of the compensation which would otherwise have been payable currently for services as a Director (including fees payable for services as a member of a committee of the Board) during such calendar year, or, in the case of newly elected Directors, during the remainder of such
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    calendar year, shall be credited to a deferred compensation account subject to the terms of the Plan.

         (b) Such an election to participate in the Plan shall be in the form of a document executed by the Director and filed with the Secretary of the Company. An election related to fees otherwise payable currently in any calendar year shall become irrevocable on the last day prior to the beginning of such calendar year, or, in the case of new Directors, on the 30th day after becoming a Director. An election shall continue until a Director ceases to be a Director or until he or she terminates or modifies such election by written notice. Any such termination or modification shall become effective as of the end of the calendar year in which such notice is given with respect to all fees otherwise payable in subsequent calendar years. A Director who has filed a termination of election may thereafter again file an election to participate for any calendar year or years subsequent to the filing of such election.

3.  Deferred Compensation Accounts

         (a) At the time of election to participate in the Plan under Item 2(a) above, a Director shall also designate the percentage of such deferred amounts to be credited to the Company Shares portion of the Director's deferred account and the percentage to be credited to the Cash portion of such account; provided, however, that any portion of a Stock Retainer payable under the Company's Stock Retainer Plan for Non-Employee Directors, which is deferred pursuant to this Plan, shall be credited only to the Company Shares portion of such Director's account under this Plan.

         (b) Deferred Company Shares. Deferred amounts credited to the Company Shares portion of a Director's account on the date the related compensation is or would be otherwise paid shall be converted to a number of deferred Company Shares, determined by dividing the amount of such compensation by the price of a share of the Company's common stock, par value $0.01 per share (the "Common Stock"), as determined in the last sentence of this paragraph. The Director's account (including any portion of an Assumed Account represented by Company Shares) shall also be credited on each dividend payment date for the Common Stock with a number of Company Shares

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    equivalent to the dividend payment on the number of shares of Common Stock equal to the number of deferred Company Shares in the Director's account on the record date for such dividend. Such amount shall then be converted to a number of additional deferred Company Shares determined by dividing such amount by the price of a share of Common Stock, as determined in the last sentence of this paragraph. The price of a share of Common Stock related to any compensation or dividend payment date shall be the average of the closing prices of a share of Common Stock over the five consecutive trading days immediately preceding the date of the valuation. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by the professional market maker making a market in the Common Stock.

         In the event of any change in outstanding Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off or other similar corporate change, the Board shall make such adjustments, if any, that it deems appropriate in the number of deferred Company Shares then credited to Directors' accounts (including any portion of an Assumed Account represented by Company Shares). Any and all such adjustments shall be conclusive and binding upon all parties concerned.

         The maximum number of deferred Company Shares that may be maintained in the Company Shares portion of all Directors' deferred compensation accounts may not exceed two million (including any portion of an

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    Assumed Account represented by Company Shares). This number is subject to adjustment to take into consideration adjustment in the number of outstanding shares of Common Stock as described in the preceding paragraph.

         (c) Deferred Cash. Deferred amounts credited to the Cash portion of a Director's account (including any portion of an Assumed Account represented by Cash) shall bear interest from the date the related compensation is or would otherwise be paid. The interest credited to the Cash portion of the account will be compounded quarterly at the end of each calendar quarter. For all amounts whenever credited, the rate of interest credited thereon, as of the end of each calendar quarter ending after the date of adoption of this Plan by the Board, shall be equal to the average ten-year U. S. Treasury note rate for the previous calendar quarter plus 5% or such other rate as shall be determined from time to time by the Board. Any change in such interest rate shall take effect only for accruals of interest after it is approved by the Board.

4.  Distribution

         (a) At the time of election to participate in the Plan, a Director shall also make elections with respect to the distribution (during the Director's lifetime or in the event of the Director's death) of amounts deferred under the Plan plus accumulated earnings. Such elections shall be contained in the document referred to in Item 2(b), executed by the Director and filed with the Secretary of the Company. The election with respect to the distribution during the Director's lifetime, of fees for any calendar year, shall become irrevocable on the last day prior to the beginning of such calendar year. The election related to the distribution in the event of the Director's death, including the designation of a beneficiary or beneficiaries, may be changed by the Director at any time, by filing the appropriate document with the Secretary of the Company.

         (b) A Director may elect to receive amounts credited to his or her account in one payment or in some other number of equal annual installments (not exceeding 20), provided, however, that the number of annual installments may not extend beyond the life expectancy of the Director, determined as of the date the first installment is paid. The election shall direct that the first installment (or the single payment if the Director has so elected) be paid on the first day of the calendar

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    year immediately following either (1) the year in which the Director ceases to be a Director of the Company, or (2) the later of the year in which the Director ceases to be a Director of the Company or the year in which the Director attains the age specified in such election, which age shall not be later than age 70-1/2. Each distribution shall be made pro-rata from amounts credited to the Cash portion and to the Company Shares portion of the Director's account on the applicable payment date.

         (c) All distributions shall be in cash. For this purpose, the value of deferred Company Shares distributed on any payment date shall be determined by multiplying the number of such deferred Company Shares by the price of a share of Common Stock, as determined pursuant to Item 3(b) with respect to the five trading day period ending ten business days prior to the date of the distribution.

         (d) Notwithstanding an election pursuant to Item 4(b), in the event a Director engages in any competitive activity, as determined in accordance with and pursuant to the terms and conditions of the Company's non-competition guideline, the entire balance in the Director's deferred account, including earnings, shall be paid immediately in a single payment.

         (e) A Director may elect that, in the event the Director should die before full payment of all amounts credited to the Director's deferred account, the balance of the deferred amounts shall be distributed in one payment or in some other number of approximately equal annual installments (not exceeding 10) to the beneficiary or beneficiaries designated in writing by the Director, or if no designation has been made, to the estate of the Director. The first installment (or the single payment if the Director has so elected) shall be paid on the first day of the calendar year following the year of death.

         (f) Installments subsequent to the first installment to the Director, or to a beneficiary or to the Director's estate, shall be paid on the first day of each succeeding calendar year until the entire amount credited to the Director's deferred account shall have been paid. Deferred amounts held pending distribution shall continue to be credited with earnings, determined in accordance with Item 3.

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         (g) Payments of amounts credited to a Director's account under this
    Plan shall not be duplicative of payments, if any, received by a Director under the AT&T Corp. Deferred Compensation Plan for Non-Employee Directors, which payments shall be a complete offset to any payments under this Plan. The Board may, as a prerequisite to the commencement of any installments or lump-sum payment to any Director or beneficiary under this Plan, obtain a written acknowledgment, in a form reasonably satisfactory to the Board, that such installments or payment represent a complete satisfaction of any amounts deferred or earnings accrued under the AT&T Plan.

         (h) A Director (or former Director) participating in the Plan may at any time elect to receive a distribution of all or any portion of the Cash amount credited to his or her account under the Plan. Amounts credited as deferred Company Shares shall not be available for distribution under this Paragraph (h). Requests for distributions shall be submitted in writing (on a form approved for that purpose) to the Secretary of the Company or his or her delegate. Distributions from the Director's (or former Director's) Cash account under the Plan pursuant to this Paragraph (h) will at all times be subject to (1) reduction for applicable Federal income tax withholdings, and
    (2) a percentage reduction in the amount requested equal to six percent (6%) of the amount requested. Distributions pursuant to this Paragraph (h) shall be payable in a single lump sum, in cash, within thirty (30) days of submission of the completed distribution form.


5.  Miscellaneous

         (a) The right of a Director to any deferred fees and/or earnings thereon shall not be subject to assignment by the Director.

         (b) Except as provided in Section 5(c), all deferred amounts shall be held in the general funds of the Company. The Company shall not be required to reserve, or otherwise set aside, funds for the payment of its obligations hereunder and Participants shall have no rights thereto except as general creditors of the Company.

         (c) (i) The Company shall create a grantor trust or utilize an existing grantor trust (in either

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    case, the "Trust") to assist it in accumulating the shares of Common Stock and cash needed to fulfill its obligations under this Plan, to which it shall be obligated to make contributions, no later than the date upon which any "Potential Change of Control" (as defined below) occurs, of a number of shares of Common Stock and an amount of cash such that the assets of the Trust are sufficient to be discharge all of the Company's obligations under this Plan accrued as of the date of the Potential Change of Control. While a Potential Change of Control is pending and after any "Change of Control" (as defined below), the Company shall be obligated to make additional contributions at least once each fiscal quarter to the extent necessary to ensure that the assets of the Trust remain sufficient to discharge all such obligations accrued as of the last day of such fiscal quarter. If a Potential Change of Control occurs but ceases to be pending without the occurrence of a Change of Control or a subsequent Potential Change of Control then the Company shall be permitted (but not required) to cause the trustee of the Trust to distribute any or all of the assets of the Trust to the Company.

              (ii) Directors shall have no beneficial or other interest in the Trust and the assets thereof, and their rights under the Plan shall be as general creditors of the Company, unaffected by the existence of the Trust, except that payments to Directors from the Trust shall, to the extent thereof, be treated as satisfying the Company's obligations under this Plan.

              (iii) "Change in Control" shall mean the happening of any of the following events:

         (A) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act)(an "Entity") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following:
    (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any

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    employee benefit plan (or related trust) sponsored or maintained by the
    Company or any corporation controlled by the Company, (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A),
    (B) and (C) of subsection (iii) of this Section 2(e), or (5) any acquisition by AT&T Corp. or any of its Affiliates prior to Immediately After the Distribution Date (as that term is defined in the Employee Benefits Agreement between AT&T Corp. and the Company dated as of February 1, 1996 as amended, modified or otherwise supplemented); or

         (B) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, that any individual who becomes a member of the Board subsequent to the Immediately After the Distribution Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board; or

         (C) The approval by the stockholders of the Company of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such

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    Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries (a "Parent Company")) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
    (B) no Entity (other than the Company, any employee benefit plan (or related trust) of the Company, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

         (D) The approval by the stockholders of the Company of a complete liquidation of the Company.

              (iv) A "Potential Change of Control" shall mean:

              (A) the commencement of a tender or exchange offer by any third person which, if consummated, would result in a Change of Control;

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              (B) the execution of an agreement by the Company, the consummation of which would result in the occurrence of a Change of Control;

              (C) the public announcement by any person (including the Company) of an intention to take or to consider taking actions which if consummated would constitute a Change of Control other than through a contested election for directors of the Company; or

              (D) the adoption by the Board, as a result of other circumstances, including, without limitation, circumstances similar or related to the foregoing, of a resolution to the effect that, for purposes of this definition, a Potential Change of Control has occurred.

    A Potential Change of Control shall be deemed to be pending until the earliest of (i) the second anniversary thereof, (ii) the occurrence of a Change of Control, and (iii) the occurrence of a subsequent Potential Change of Control.

              (d) Copies of the Plan and any and all amendments thereto shall be made available at all reasonable times at the office of the Secretary of the Company to all Directors.

              (e) This Plan may be amended or terminated by the Board at any time on six months notice to all Participants; provided, however, the Board may at any time amend this Plan to provide that any transaction hereunder must be made pursuant to an irrevocable election made by the Participant at least six (6) months in advance of the transaction.

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